Press Release

Clean Harbors Announces First-Quarter 2021 Financial Results

•Reports Q1 Revenues of $808.1 Million
•Achieves Q1 Net Income of $21.7 Million, or EPS of $0.39, with Adjusted EPS of $0.42
•Increases Q1 Adjusted EBITDA to $129.5 Million
•Improves Adjusted EBITDA Margin by 130 Basis Points to 16.0%
•Creates Safety-Kleen Sustainability Solutions Segment
•Raises 2021 Adjusted EBITDA and Adjusted Free Cash Flow Guidance

NORWELL, Mass. – May 5, 2021 – Clean Harbors, Inc. (“Clean Harbors”) (NYSE: CLH), the leading provider of environmental and industrial services throughout North America, today announced financial results for the first quarter ended March 31, 2021.

“We opened 2021 with a better-than-expected first-quarter performance,” said Alan S. McKim, Chairman, President and Chief Executive Officer. “We delivered Adjusted EBITDA that exceeded our guidance driven by a combination of greater volumes of high-value waste streams in our disposal network and a rising pricing environment for base oil. These factors, combined with ongoing cost controls and productivity initiatives, contributed to a 130 basis-point improvement in our Adjusted EBITDA margin. Overall, we experienced favorable trends across many of our key industry verticals, supported by the improving macroeconomic environment.”

First-Quarter 2021 Results
Revenues decreased 6% to $808.1 million from $858.6 million in the same period of 2020. Income from operations grew 12% to $50.9 million from $45.5 million.

Net income was $21.7 million, or $0.39 per diluted share. This compares with net income of $11.6 million, or $0.21 per diluted share, for the same period in 2020. Adjusted for certain items in both periods, adjusted net income was $23.4 million, or $0.42 per diluted share, for the first quarter of 2021, compared with adjusted net income of $15.6 million, or $0.28 per diluted share, in the same period of 2020. (See reconciliation table below)

Adjusted EBITDA (see description below) increased 3% to $129.5 million from $125.9 million in the same period of 2020.

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

New Safety-Kleen Sustainability Solutions Segment
Effective January 2021, the Company reorganized its Safety-Kleen business with a goal of better positioning Safety-Kleen’s sustainable lubricant and bulk product offerings for growth in the marketplace. The newly formed Safety-Kleen Sustainability Solutions (SKSS) segment consists of collection services for waste oil, used oil filters, antifreeze and related items, which will all be more tightly managed under a standalone organization. SKSS encompasses both sides of the spread the Company manages in its re-refinery business, and this change will drive additional growth in its sustainable lubricant products and related services.

In conjunction with the formation of this new segment, the Company completed the consolidation of the Safety-Kleen branches’ core offerings into its legacy Clean Harbors Environmental Services sales and service operations. Clean Harbors expects this change to foster enhanced cross-selling opportunities and enable greater overall market penetration of small quantity generators of hazardous waste. In addition, the Company anticipates productivity gains, cost savings and stronger management through this consolidation.

Q1 2021 Review
“Within our Environmental Services segment, as expected, revenues were down from prior year due to the lingering impacts of the pandemic on project work and certain service lines, compounded by the deep freeze that hit the Gulf region in late February,” McKim said. “That adverse weather resulted in incineration utilization in our network of 80% as both our Texas and Arkansas sites had unplanned shutdowns in the first quarter. However, the volume of high-value waste streams from customers continued to grow considerably resulting in an 8% increase in average price per pound. Many of our service businesses that were negatively impacted by the pandemic a year ago, including the Safety-Kleen branches, saw a steady climb in activity during the quarter as the U.S. economy continues to slowly re-open. For example, our number of parts washer services grew 6% sequentially from the fourth quarter of 2020.

“Our newly formed SKSS segment reported flat revenue compared with the prior year as increased base oil pricing, along with higher charge-for-oil (CFO) rates offset lower volumes sold and waste oil collected,” McKim continued. “Profitability and margins in the segment rose due to favorable market conditions that enabled us to widen our re-refining spread. Adjusted EBITDA in the segment grew 31% from a year ago with a 480 basis-point improvement in margin. Waste oil collection declined 14% to 47 million gallons in the quarter. The formation of SKSS reflects the greater emphasis we want to place on our green offerings within Safety-Kleen, including our high-quality recycled lubricants. We expect customer demand for these types of environmentally friendly solutions to grow in the years ahead. This new organizational structure also will enable us to collect more waste oil, optimize the supply to our re-refineries and grow sales of our sustainable SK products and services.”

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

Business Outlook and Financial Guidance
“We begin the second quarter with positive momentum across multiple markets and we remain excited about our prospects for 2021,” McKim concluded. “We see a promising economic environment as North America reopens from the pandemic. We expect markets we serve that have been held back over the past year to see a meaningful recovery in the quarters ahead, complementing our lines of business that have already experienced growth. We have a favorable outlook in both of our segments for the remainder of the year, which should enable us to deliver profitable growth in 2021 and generate healthy adjusted free cash flow to support our capital allocation strategy.”
Based on its first-quarter financial performance and current market conditions, Clean Harbors is raising its full-year 2021 guidance. The Company currently expects:
•Adjusted EBITDA in the range of $560 million to $600 million, based on anticipated GAAP net income in the range of $116 million to $157 million.
•Adjusted free cash flow in the range of $230 million to $270 million, based on anticipated net cash from operating activities in the range of $415 million to $475 million.
For the second quarter of 2021, Clean Harbors expects Adjusted EBITDA to increase 15 to 20% from the prior-year period when the COVID-19 pandemic forced shutdowns across North America, which lowered demand for certain of the Company’s lines of business.

Non-GAAP Results
Clean Harbors reports Adjusted EBITDA, which is a non-GAAP financial measure and should not be considered an alternative to net income or other measurements under generally accepted accounting principles (GAAP), but viewed only as a supplement to those measurements. Adjusted EBITDA is not calculated identically by all companies, and therefore the Company’s measurement of Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. Clean Harbors believes that Adjusted EBITDA provides additional useful information to investors since the Company’s loan covenants are based upon levels of Adjusted EBITDA achieved and management routinely evaluates the performance of its businesses based upon levels of Adjusted EBITDA. The Company defines Adjusted EBITDA in accordance with its existing revolving credit agreement, as described in the following reconciliation showing the differences between reported net income and Adjusted EBITDA for the three months ended March 31, 2021 and 2020 (in thousands):

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

	For the Three Months Ended:
	March 31, 2021	March 31, 2020
Net income	$21,736	$11,572
Accretion of environmental liabilities	2,953	2,561
Stock-based compensation	3,480	3,291
Depreciation and amortization	72,163	74,533
Other expense, net	1,228	2,365
Loss on sale of businesses	—	3,074
Interest expense, net of interest income	17,918	18,787
Provision for income taxes	9,973	9,698
Adjusted EBITDA	$129,451	$125,881
Adjusted EBITDA Margin	16.0%	14.7%

This press release includes a discussion of net income and earnings per share adjusted for the loss on sale of businesses and the impacts of tax-related valuation allowances as identified in the reconciliations provided below. The Company believes that discussion of these additional non-GAAP measures provides investors with meaningful comparisons of current results to prior periods’ results by excluding items that the Company does not believe reflect its fundamental business performance. The following shows the difference between net income and adjusted net income, and the difference between earnings per share and adjusted earnings per share, for the three months ended March 31, 2021 and 2020 (in thousands, except per share amounts):

	For the Three Months Ended:
	March 31, 2021	March 31, 2020
Adjusted net income
Net income	$21,736	$11,572
Loss on sale of businesses	—	3,074
Tax-related valuation allowances	1,648	931
Adjusted net income	$23,384	$15,577

Adjusted earnings per share
Earnings per share	$0.39	$0.21
Loss on sale of businesses	—	0.05
Tax-related valuation allowances	0.03	0.02
Adjusted earnings per share	$0.42	$0.28

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

Adjusted Free Cash Flow Reconciliation
Clean Harbors reports adjusted free cash flow, which it considers to be a measurement of liquidity that provides useful information to investors about its ability to generate cash. The Company defines adjusted free cash flow as net cash from operating activities excluding cash impacts of items derived from non-operating activities, less additions to property, plant and equipment plus proceeds from sale and disposal of fixed assets. The Company excludes cash impacts of items derived from non-operating activities such as taxes paid in connection with divestitures and in 2020 have also excluded cash paid in connection with the purchase of its corporate headquarters and certain capital improvements to the site as these expenditures are considered one-time in nature. Adjusted free cash flow should not be considered an alternative to net cash from operating activities or other measurements under GAAP. Adjusted free cash flow is not calculated identically by all companies, and therefore the Company’s measurement of adjusted free cash flow may not be comparable to similarly titled measures reported by other companies.

An itemized reconciliation between net cash from operating activities and adjusted free cash flow is as follows for the three months ended March 31, 2021 and 2020 (in thousands):

	For the Three Months Ended:
	March 31, 2021	March 31, 2020
Adjusted free cash flow
Net cash from operating activities	$103,000	$33,681
Additions to property, plant and equipment	(41,913)	(82,767)
Purchase and capital improvements of corporate headquarters	—	20,735
Proceeds from sale and disposal of fixed assets	1,204	2,150
Adjusted free cash flow	$62,291	$(26,201)

Adjusted EBITDA Guidance Reconciliation
An itemized reconciliation between projected net income and projected Adjusted EBITDA is as follows (in millions):

	For the Year Ending December 31, 2021
Projected GAAP net income	$116	to	$157
Adjustments:
Accretion of environmental liabilities	12	to	11
Stock-based compensation	16	to	18
Depreciation and amortization	290	to	280
Interest expense, net	73	to	72
Provision for income taxes	53	to	62
Projected Adjusted EBITDA	$560	to	$600
Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

Adjusted Free Cash Flow Guidance Reconciliation
An itemized reconciliation between projected net cash from operating activities and projected adjusted free cash flow is as follows (in millions):

	For the Year Ending December 31, 2021
Projected net cash from operating activities	$415	to	$475
Additions to property, plant and equipment	(195)	to	(215)
Proceeds from sale and disposal of fixed assets	10	to	10
Projected adjusted free cash flow	$230	to	$270
Conference Call Information
Clean Harbors will conduct a conference call for investors today at 9:00 a.m. (ET) to discuss the information contained in this press release. During the call, management will discuss Clean Harbors’ financial results, business outlook and growth strategy. Investors who wish to listen to the webcast and view the accompanying slides should visit the Investor Relations section of the Company’s website at www.cleanharbors.com. The live call also can be accessed by dialing 201.689.8881 or 877.709.8155 prior to the start time. If you are unable to listen to the live conference call, the webcast will be archived on the Company’s website.
About Clean Harbors
Clean Harbors (NYSE: CLH) is North America’s leading provider of environmental and industrial services. The Company serves a diverse customer base, including a majority of Fortune 500 companies. Its customer base spans a number of industries, including chemical, energy and manufacturing, as well as numerous government agencies. These customers rely on Clean Harbors to deliver a broad range of services such as end-to-end hazardous waste management, emergency spill response, industrial cleaning and maintenance, and recycling services. Through its Safety-Kleen subsidiary, Clean Harbors also is North America’s largest re-refiner and recycler of used oil and a leading provider of parts washers and environmental services to commercial, industrial and automotive customers. Founded in 1980 and based in Massachusetts, Clean Harbors operates in the United States, Canada, Mexico, Puerto Rico and India. For more information, visit www.cleanharbors.com.

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

Safe Harbor Statement
Any statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans to,” “seeks,” “should,” “estimates,” “projects,” “may,” “likely,” or similar expressions. Such statements may include, but are not limited to, statements about future financial and operating results, and other statements that are not historical facts. Such statements are based upon the beliefs and expectations of Clean Harbors’ management as of this date only and are subject to certain risks and uncertainties that could cause actual results to differ materially, including, without limitation, the risks and uncertainties surrounding COVID-19 and the related impact on the Company’s business, and those items identified as “Risk Factors” in Clean Harbors’ most recently filed Form 10-K and Form 10-Q. Forward-looking statements are neither historical facts nor assurances of future performance. Therefore, readers are cautioned not to place undue reliance on these forward-looking statements. Clean Harbors undertakes no obligation to revise or publicly release the results of any revision to these forward-looking statements other than through its filings with the Securities and Exchange Commission, which may be viewed in the “Investors” section of Clean Harbors’ website at www.cleanharbors.com.
Contacts:
Michael L. Battles    Jim Buckley
EVP and Chief Financial Officer    SVP Investor Relations
Clean Harbors, Inc.    Clean Harbors, Inc.
781.792.5100    781.792.5100
InvestorRelations@cleanharbors.com    Buckley.James@cleanharbors.com
Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

CLEAN HARBORS, INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	For the Three Months Ended:
	March 31, 2021	March 31, 2020
Revenues	$808,148	$858,563
Cost of revenues (exclusive of items shown separately below)	560,536	606,666
Selling, general and administrative expenses	121,641	129,307
Accretion of environmental liabilities	2,953	2,561
Depreciation and amortization	72,163	74,533
Income from operations	50,855	45,496
Other (expense) income, net	(1,228)	(2,365)
Loss on sale of businesses	—	(3,074)
Interest expense, net	(17,918)	(18,787)
Income before provision for income taxes	31,709	21,270
Provision for income taxes	9,973	9,698
Net income	$21,736	$11,572
Earnings per share:
Basic	$0.40	$0.21
Diluted	$0.39	$0.21

Shares used to compute earnings per share — Basic	54,723	55,757
Shares used to compute earnings per share — Diluted	55,043	56,055

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

CLEAN HARBORS, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	March 31, 2021	December 31, 2020
Current assets:
Cash and cash equivalents	$496,383	$519,101
Short-term marketable securities	74,320	51,857
Accounts receivable, net	620,184	611,534
Unbilled accounts receivable	55,239	55,681
Inventories and supplies	219,499	220,498
Prepaid expenses and other current assets	76,726	67,051
Total current assets	1,542,351	1,525,722
Property, plant and equipment, net	1,527,944	1,525,298

Other assets:
Operating lease right-of-use assets	142,006	150,341
Goodwill	543,605	527,023
Permits and other intangibles, net	380,053	386,620
Other	16,580	16,516
Total other assets	1,082,244	1,080,500
Total assets	$4,152,539	$4,131,520
Current liabilities:
Current portion of long-term obligations	$7,535	$7,535
Accounts payable	213,355	195,878
Deferred revenue	83,165	74,066
Accrued expenses	284,212	295,823
Current portion of closure, post-closure and remedial liabilities	26,896	26,093
Current portion of operating lease liabilities	35,390	36,750
Total current liabilities	650,553	636,145
Other liabilities:
Closure and post-closure liabilities, less current portion	79,218	74,023
Remedial liabilities, less current portion	99,239	102,623
Long-term obligations, less current portion	1,548,517	1,549,641
Operating lease liabilities, less current portion	107,554	114,258
Deferred tax liabilities	230,236	230,097
Other long-term liabilities	88,772	83,182
Total other liabilities	2,153,536	2,153,824
Total stockholders’ equity, net	1,348,450	1,341,551
Total liabilities and stockholders’ equity	$4,152,539	$4,131,520

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

CLEAN HARBORS, INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	For the Three Months Ended:
	March 31, 2021	March 31, 2020
Cash flows from operating activities:
Net income	$21,736	$11,572
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	72,163	74,533
Allowance for doubtful accounts	2,446	4,700
Amortization of deferred financing costs and debt discount	900	891
Accretion of environmental liabilities	2,953	2,561
Changes in environmental liability estimates	275	3,470
Deferred income taxes	(39)	—
Other expense, net	1,228	2,365
Stock-based compensation	3,480	3,291
Loss on sale of businesses	—	3,074
Environmental expenditures	(3,011)	(3,435)
Changes in assets and liabilities, net of acquisitions:
Accounts receivable and unbilled accounts receivable	(9,703)	(24,960)
Inventories and supplies	(747)	(7,024)
Other current and non-current assets	(9,956)	8,714
Accounts payable	22,179	(5,169)
Other current and long-term liabilities	(904)	(40,902)
Net cash from operating activities	103,000	33,681
Cash flows used in investing activities:
Additions to property, plant and equipment	(41,913)	(82,767)
Proceeds from sale and disposal of fixed assets	1,204	2,150
Acquisitions, net of cash acquired	(22,918)	—
Proceeds from sale of businesses, net of transactional costs	—	7,856
Additions to intangible assets including costs to obtain or renew permits	(505)	(448)
Proceeds from sale of available-for-sale securities	20,375	12,180
Purchases of available-for-sale securities	(42,980)	(32,058)
Net cash used in investing activities	(86,737)	(93,087)
Cash flows (used in) from financing activities:
Change in uncashed checks	(6,662)	(1,775)
Tax payments related to withholdings on vested restricted stock	(3,719)	(2,224)
Repurchases of common stock	(26,546)	(17,341)
Payments on finance leases	(1,672)	(329)
Principal payments on debt	(1,884)	(1,884)
Deferred financing costs paid	(137)	—
Borrowings from revolving credit facility	—	150,000
Net cash (used in) from financing activities	(40,620)	126,447
Effect of exchange rate change on cash	1,639	(6,827)
(Decrease) increase in cash and cash equivalents	(22,718)	60,214
Cash and cash equivalents, beginning of period	519,101	371,991
Cash and cash equivalents, end of period	$496,383	$432,205

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

Supplemental information:
Cash payments for interest and income taxes:
Interest paid	$27,507	$30,648
Income taxes paid, net of refunds	3,599	971
Non-cash investing activities:
Property, plant and equipment accrued	5,108	12,173
ROU assets obtained in exchange for operating lease liabilities	2,305	12,410
ROU assets obtained in exchange for finance lease liabilities	9,205	(856)

Supplemental Segment Data (in thousands)

	For the Three Months Ended:
Revenue	March 31, 2021			March 31, 2020
	Third Party Revenues	Intersegment Revenues (Expense), net	Direct Revenues	Third Party Revenues	Intersegment Revenues (Expense), net	Direct Revenues
Environmental Services	$652,878	$1,724	$654,602	$705,036	$156	$705,192
Safety-Kleen Sustainability Solutions	155,191	(1,724)	153,467	153,437	(156)	153,281
Corporate Items	79	—	79	90	—	90
Total	$808,148	$—	$808,148	$858,563	$—	$858,563

	For the Three Months Ended:
Adjusted EBITDA	March 31, 2021	March 31, 2020
Environmental Services	$140,254	$145,858
Safety-Kleen Sustainability Solutions	31,632	24,204
Corporate Items	(42,435)	(44,181)
Total	$129,451	$125,881

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com